UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2013

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-33097	02-0681276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The Board of Directors of Gladstone Commercial Corporation (the “Company”) authorized a two year extension of the Company’s continuous offering of an aggregate of 3,500,000 shares of its senior common stock, par value $0.001 per share (the “Shares”), at a price to the public of $15.00 per share (the “Offering”), of which up to 3,000,000 Shares are to be offered pursuant to the primary offering and up to 500,000 Shares are intended to be offered pursuant to the Company’s distribution reinvestment plan (the “DRIP”). The Offering now terminates on the earlier of (i) March 28, 2015, unless earlier terminated or extended by the Company’s board of directors, or (ii) the date on which 3,000,000 shares of senior common stock are sold pursuant to the Dealer Manager Agreement. The Offering commenced on March 28, 2011 and was initially set to terminate on March 28, 2013.

The Offering is being conducted as a public offering under the Company’s effective shelf registration statement filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)

March 27, 2013	/s/ Danielle Jones
Danielle Jones, Chief Financial Officer and Treasurer